Exhibit 23.1

          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



      We have issued our report dated March 18, 1994, accompanying the consolidated financial statements and schedules included in the Annual Report of Oshman's Sporting Goods, Inc. and Subsidiaries on Form 10-K for the year ended January 29, 1994. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Oshman's Sporting Goods, Inc. on Form S-8, File No. 2-93516, File No. 33-14665 and File No. 33-41404.




                                        GRANT THORNTON


Houston, Texas
April 27, 1994